                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                          National Datacomputer, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                          NATIONAL DATACOMPUTER, INC.
                        900 MIDDLESEX TURNPIKE, BLDG. 5
                         BILLERICA, MASSACHUSETTS 01821

            NOTICE OF SHAREHOLDER ACTION IN LIEU OF SPECIAL MEETING

To the Shareholders of
National Datacomputer, Inc.:

     This Information Statement is furnished to the shareholders of National Datacomputer, Inc. (the "Company") in connection with the prior approval by the Board of Directors of the Company, and receipt by the Board of the written consent of the shareholders of the Company owning a majority of our outstanding voting securities of the following corporate action:

        An amendment to Article FOURTH of the Certificate of Incorporation of the Company to increase the authorized number of shares of common stock, $.08 par value per share (the "Common Stock"), from 5,000,000 shares to 30,000,000 shares (the "Amendment").

     We are not asking you for a proxy and you are requested not to send us a proxy. Your vote or consent is not requested or required to approve the Amendment. This Information Statement is provided solely for your information. This Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the shareholders of the Company.

                                          By Order of the Board of Directors

                                          /s/ MALCOLM M. BIBBY
                                          --------------------------------------
                                          President and Chairman of the Board

April 27, 2000
Billerica, Massachusetts

                          NATIONAL DATACOMPUTER, INC.

                             INFORMATION STATEMENT

                               TABLE OF CONTENTS

INFORMATION STATEMENT.......................................    1
  GENERAL INFORMATION.......................................    1
AMENDMENT TO THE CERTIFICATE OF INCORPORATION...............    2
  AMENDMENT TO THE CERTIFICATE OF INCORPORATION.............    2
  REASONS FOR THE AMENDMENT.................................    2
  EFFECT OF THE AMENDMENT...................................    2
CERTAIN INFORMATION CONCERNING THE COMPANY..................    3
  INFORMATION RELATING TO THE COMPANY'S VOTING SHARES.......    3
  NO DISSENTERS' RIGHTS OF APPRAISAL........................    3
  VOTE REQUIRED FOR APPROVAL................................    3
  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT.............................................    4
  ADDITIONAL INFORMATION....................................    5
EXHIBIT A...................................................    6
  CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
     OF NATIONAL DATACOMPUTER, INC. ........................    6

                          NATIONAL DATACOMPUTER, INC.
                        900 MIDDLESEX TURNPIKE, BLDG. 5
                         BILLERICA, MASSACHUSETTS 01821

                             INFORMATION STATEMENT

GENERAL INFORMATION

     This Information Statement is furnished by National Datacomputer, Inc., a Delaware corporation (the "Company"), in connection with the prior approval by the Board of Directors of the Company, and receipt by the Board of approval by written consent of the shareholders of the Company owning a majority of our outstanding voting securities of the following corporate action:

        An amendment to Article FOURTH of the Certificate of Incorporation of the Company to increase the authorized number of shares of common stock, $.08 par value per share (the "Common Stock"), from 5,000,000 shares to 30,000,000 shares (the "Amendment").

     Accordingly, all necessary corporate approvals in connection with the matters referred to in this Information Statement have been obtained.

     This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the Amendment of the action being taken. Set forth below is certain information that Schedule 14C requires to be included in this Information Statement.

     This Information Statement is being mailed on April 28, 2000, to the Company's shareholders of record as of April 27, 2000. We anticipate that the actions will take effect on or about May 18, 2000.

      THIS IS AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     On April 5, 2000, the Board of Directors of the Company approved, subject to the approval of a majority of the holders of the outstanding voting securities of the Company, the filing of a Certificate of Amendment to the Company's Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 5,000,000 shares to 30,000,000 shares. No change is to be made to the authorized number of shares of our Preferred Stock (as defined below).

REASONS FOR THE AMENDMENT

     The Board of Directors has unanimously approved, subject to shareholder approval, the Amendment in substantially the form attached hereto as Exhibit A. The Board of Directors believes that it is prudent to increase the number of authorized shares of Common Stock to allow the Company to reserve shares of Common Stock for issuance upon conversion of shares of Preferred Stock (as defined below) into shares of Common Stock. There are currently 4,197,430 shares of Common Stock issued and outstanding of the 5,000,000 shares authorized. The authorized, issued, and outstanding shares of Preferred Stock (as defined below) are convertible into an aggregate of 2,173,783 shares of Common Stock. Thus, the Company must authorize additional shares of Common Stock to allow for the conversion of the Preferred Stock (as defined below) into Common Stock.

     Furthermore, the Board of Directors believes that it is prudent to have additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, grants of stock options, payment of stock dividends, stock splits or other recapitalizations, none of which is specifically planned or known at the present time, but which will be able to be done expediently if such increase is approved by the stockholders, since a stockholder vote is required to increase the number of authorized shares of Common Stock and, given the time normally needed to complete a proxy solicitation, such increase could not be done expediently in the future. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes. In addition, further authorization for the issuance of the securities by a vote of stockholders will not be solicited prior to such issuance. These shares of Common Stock will not carry pre-emptive rights.

EFFECT OF THE AMENDMENT

     Upon the effectiveness of the Amendment, the Company will have 30,000,000 authorized shares of Common Stock, $.08 par value. The number of authorized shares of Preferred Stock (as defined below) will not be changed.

     The increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized Common Stock without requiring future shareholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, such shares will decrease the existing shareholders' percentage of equity ownership and, depending upon the price at which they are issued, could be dilutive to existing shareholders. The holders of Common Stock have no preemptive rights.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

INFORMATION RELATING TO THE COMPANY'S VOTING SHARES

     The affirmative vote of a majority of the outstanding voting securities of the Company is required to approve the Amendment. The outstanding voting securities of the Company include the Common Stock and the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, and Series F Convertible Preferred Stock (collectively, the "Preferred Stock"). The record date for purposes of determining the number of outstanding shares of voting securities of the Company, and for determining the shareholders entitled to vote, is the close of business April 27, 2000 (the "Record Date").

     Each holder of Common Stock is entitled to one vote for each share held. As of the Record Date, the Company had 4,197,430 shares of Common Stock outstanding, and there were approximately 2,350 shareholders of record.

     Each Holder of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such Preferred Stock is convertible. As of the Record Date, the Company had 4,325 shares of Preferred Stock outstanding which, in the aggregate, were convertible into 2,173,783 shares of Common Stock.

     Shareholders owning a majority of the outstanding voting securities approved the Amendment by written consent on April 27, 2000. A form of the Amendment is attached to this Information Statement as Exhibit A.

     Under applicable federal securities laws, the Amendment cannot be effected until at least 20 calendar days after this Information Statement is sent or given to the Company's shareholders of record. The approximate date this Information Statement is first being sent or given to shareholders is April 28, 2000, and the Company intends to file the Amendment, substantially in the form attached as Exhibit A, with the Delaware Secretary of State on or after May 18, 2000.

NO DISSENTERS' RIGHTS OF APPRAISAL

     The Delaware General Corporation Law does not provide dissenters' rights of appraisal to the Company's shareholders in connection with the adoption of the Amendment.

VOTE REQUIRED FOR APPROVAL

     Section 242 of the Delaware General Corporation Law sets forth the scope of amendments that a Delaware corporation may make to its Articles of Incorporation. These amendments include the increase in a Delaware corporation's authorized shares of Common Stock. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation are set forth in Section 242. Section 242 provides that the proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding securities.

     Section 228 of the Delaware General Corporation Law provides that any action that is required, or which may be taken, at an annual or special meeting of a Delaware corporation's shareholders, may be taken without a meeting, without prior notice and without a vote, by written consent if the consent is signed by shareholders owning at least a majority of the voting power. The Board of Directors of the Company and shareholders owning in excess of fifty percent (50%) of the outstanding voting securities of the Company have adopted, ratified, and approved the increase in the authorized shares of Common Stock of the Company. No further votes are required or necessary to effect the proposed Amendment to the Articles of Incorporation of the Company.

     The Company is required under Section 228 of the Delaware General Corporation Law to provide prompt notice of taking corporate action without a meeting to the shareholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 11, 2000, certain information concerning stock ownership of the Company by (i) each person who is known by the Company to own beneficially 5% or more of the Company's voting securities, (ii) each of the Company's Directors and officers, and (iii) all Directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. For purposes of this table, the Common Stock and the Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, (collectively, the "Preferred Stock") are treated as one class. As of April 11, 2000, the Company had 4,618,914 shares of Common Stock outstanding and approximately 2,355 stockholders of record. In addition, the Company had 4,325 shares of Preferred Stock outstanding. Each share of Preferred Stock, which has a face value of $1,000, is convertible into Common Stock at a conversion price of $2.74 per share for the Series B, C and D, $0.75 per share for Series E and $1.00 for Series F. Based upon the conversion prices, the Preferred Stock would be convertible into a total of 2,173,783 shares of Common Stock. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such Preferred Stock is convertible. The Company has no other voting securities.

                                                               NUMBER OF SHARES     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED      CLASS(2)
---------------------------------------                       ------------------    -------------
Dr. Malcolm M. Bibby(3).....................................        85,550               1.2%
William R. Smart(4).........................................         4,375                  *
John P. Ward(5).............................................        30,743                  *
Gerald S. Eilberg(6)........................................       210,532               3.0%
All Directors and Officers as a Group
  (4 persons) (3)(4)(5)(6)(7)...............................       331,200               4.7%

---------------
 *  Less than 1%.

(1) The address for all of the named entities is c/o National Datacomputer, Inc., 900 Middlesex Turnpike, Bldg. 5, Billerica, Massachusetts 01821.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. This table reflects the ownership of all shares of Common Stock and the Preferred Stock voting as a single class.

(3) Includes an aggregate of 58,000 shares of Common Stock underlying vested options to purchase Common Stock.

(4) Includes 1,875 shares of Common Stock underlying vested options to purchase Common Stock.

(5) Includes 1,875 shares of Common Stock underlying vested options to purchase Common Stock. It also includes 10,137 shares held by Mr. Ward's wife for which Mr. Ward disclaims beneficial ownership.

(6) Includes 201,265 shares of Common Stock underlying vested options to purchase Common Stock.

(7) Includes an aggregate of 263,015 shares of Common Stock underlying vested options to purchase Common Stock held by four of the Company's officers.

     All of the Preferred Stock is registered in the name of RBB Bank AG ("RBB Bank"). RBB Bank is not included in the table above because the Company has been informed that RBB Bank holds such Preferred Stock solely in the capacity of custodian for the benefit of numerous other investors. The Company has been informed that none of such investors, either individually or in the aggregate with affiliated entities, beneficially owns more than five percent (5%) of the Company's issued and outstanding capital stock.

ADDITIONAL INFORMATION

     Additional information concerning National Datacomputer, Inc., including its annual and quarterly reports for the past twelve (12) months, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                          By Order of the Board of Directors,

                                                 /s/ MALCOLM M. BIBBY
                                          --------------------------------------
                                                     Malcolm M. Bibby
                                           President and Chairman of the Board

April 27, 2000
Billerica, Massachusetts

                                   EXHIBIT A

                 CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                  INCORPORATION OF NATIONAL DATACOMPUTER, INC.

     It is hereby certified that:

     FIRST: The name of the corporation is National Datacomputer, Inc. (the "Corporation").

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu of the following:

        "FOURTH: The total number of shares of all class of stock which the Corporation shall have authority to issue is thirty million fifty thousand (30,050,000), of which thirty million (30,000,000) shares are to be Common Stock, of the par value of eight cents ($.08) each, and fifty thousand (50,000) shares are to be Preferred Stock, of the par value of one-tenth of one cent ($.001) each, of which four thousand two hundred (4,200) shares have been designated as Series B Convertible Preferred Stock, of the par value of one-tenth of one cent ($.001) each, and of which nine hundred (900) shares have been designated as Series C Convertible Preferred Stock, of the par value of one-tenth of one cent ($.001) each, and of which three hundred fifty (350) shares have been designated as Series D Convertible Preferred Stock, of the par value of one-tenth of one cent ($.001) each, and of which five hundred (500) shares have been designated as Series E Convertible Preferred Stock, of the par value of one-tenth of one cent ($.001), and of which one hundred seventy five (175) shares have been designated as Series F Convertible Preferred Stock, of the par value of one-tenth of one cent ($.001), amounting in the aggregate to Two Million Four Hundred Thousand Fifty and 00/100 Dollars ($2,400,050.00)."

     THIRD: In lieu of a meeting and vote of the stockholders, stockholders representing a majority of the shares of stock entitled to vote have consented to said amendments in accordance with the provisions of Section 228(a) and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendments has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice, or notice thereof has been waived pursuant to Section 229 of the General Corporation Law of the State of Delaware.

     FOURTH: The aforesaid amendment of the Certificate of Incorporation, as amended, has been duly adopted in accordance with the applicable provisions of
Section 242, 141(f) and 228 of the General Corporation Law of the State of Delaware.

     EXECUTED, effective as of this             day of May, 2000.

                                          NATIONAL DATACOMPUTER, INC.

                                          BY:
                                            ------------------------------------
                                                      Malcolm M. Bibby
                                            President and Chairman of the Board